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                                                                     EXHIBIT 21


                          SUBSIDIARIES OF REGISTRANT



Stericycle of Arkansas, Inc., an Arkansas corporation

Stericycle of Washington, Inc., a Washington corporation

SWD Acquisition Corp., a Delaware corporation

Environmental Control Co., Inc., a New York corporation






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